Second Quarter 2023 Investor Presentation Parent company of

22nd Quarter 2023 Forward-Looking Information This presentation may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction. Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. Cautionary Statements

32nd Quarter 2023 Acquisition/ Organic driven growth model Strong operating performance • Total assets of $118.8 billion declined $4.9 billion compared to March 31, 2023, primarily due to cash being used to paydown wholesale borrowings. • Total loans of $83.3 billion an increase of $0.7 billion, or 1%, driven by organic growth in the commercial loan portfolios. • Total deposits of $88.5 billion includes $5.9 billion of deposits related to custodial deposits from the Signature transaction. ◦ Non-interest bearing deposits at 29% of total deposits compared to 27% at March 31st ◦ Signature non-interest bearing DDA grew $285 million Financial and strategic highlights • As adjusted, Q2 2023 net income available to common stockholders totaled $345 million, up 117% compared to $159 million in Q1 2023 • As adjusted, Q2 2023 diluted EPS of $0.47 compared to $0.23 for Q1 2023 • Q2 2023 NIM of 3.21%, up 61 basis points compared to Q1 2023 • CET1 ratio increased 30 basis points to 9.58% at June 30, 2023 ◦ Adjusted CET1 ratio, including AOCI(1), was 8.88%, which is in the top quartile compared to peers(2) • NPAs/Total Assets was 0.21%; NPLs/Total Loans was 0.28% • ALL/NPLs was 255% • Net recoveries of $1 million Strong capital and disciplined credit 1. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 2. Peer Group includes CFG, FCNC.A, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB

Quarterly income comparison

Flagstar Bank, N.A.

$mm	Q2 2023	Q1 2023	$ Variance	% Variance
Net interest income	$900	$555	$345	62 %
Provision for credit losses (PCL)	49	170	(121)	(71)%
Net interest income after PCL	851	385	466	121 %
Fee income	48	27	21	78 %
Bank-owned life insurance	11	10	1	10 %
Net loss on securities	(1)	—	(1)	N/M
Net return on mortgage servicing rights	25	22	3	14 %
Net gain (loss) on loan sales and securitizations	25	20	5	25 %
Net loan administration income	39	7	32	457 %
Bargain purchase gain	141	2,001	(1,860)	(93)%
Other noninterest income	14	11	3	27 %
Total noninterest income	302	2,098	(1,796)	(86)%
Compensation and benefits	289	219	70	32 %
Other	226	173	53	31 %
Total operating expenses	515	392	123	31 %
Intangible asset amortization	37	17	20	118 %
Merger-related expenses	109	67	42	63 %
Total non-interest expenses	661	476	185	39 %
Income before income taxes	**492**	**2,007**	**(1,515)**	**(75)%**
Provision for income taxes	79	1	78	NM
Net income	**$413**	**$2,006**	**$(1,593)**	**(79)%**
Preferred stock dividends	8	8	0	— %
Net income available to common stockholders	**$405**	**$1,998**	**$(1,593)**	**(80)%**
Basic earnings per common share	**$0.55**	**$2.88**	**$(2.33)**	**NM**
Diluted earnings per common share	**$0.55**	**$2.87**	**$(2.32)**	**NM**
Adjusted net income to available to common stockholders[1]	**$345**	**$159**	**$186**	**117 %**
Adjusted diluted earnings per common share[1]	**$0.47**	**$0.23**	**$0.24**	**(81)%**
Dividends per common share	**$0.17**	**$0.17**	**$0.00**	**NM**
Profitability				
Net interest margin	3.21 %	2.60 %	61 bps	
Fallout adjusted rate lock commitments[2]	$4,455	$2,617	$1,838	
Net gain on loan sale margin	0.56 %	0.76 %	(20) bps	

Observations

Net interest income

- Net interest income increased $345 million, up 62%, due to:
  - Full quarter benefit from the Signature transaction, including excess liquidity
  - Net interest margin was 3.21%, a 61 bps increase compared to 1Q23

Non-interest income

- Adjusted non-interest income[1] increased $64 million, up 66%, due to:
  - Net loan administration income up $32 million, driven by subservicing income related to the Signature transaction
  - Fee income, up $21 million, driven by full quarter impact of Signature transaction

Non-interest expense

- Non-interest expense increased $185 million, up 39%.
- Operating expenses increased $123 million, up 31%, primarily driven by a full quarter impact of Signature expenses

1. Non-GAAP number, please see reconciliations on page 27.
2. Rounded to the nearest hundred million. Q4 22 includes a full quarter of legacy Flagstar fallout adjusted rate lock commitments.

2nd Quarter 2023 4

Balance sheet highlights

Flagstar Bank, N.A.

$mm	Balance at June 30, 2023	Balance at March 31, 2023	Incr (Decr)[1] $	Incr (Decr)[1] %
Cash, cash equivalents and due from banks	$ 15,806	$ 22,250	$ (6,444)	(29)%
Securities[2]	7,796	7,613	183	2 %
Loans held-for-sale	2,194	1,305	889	68 %
Loans and leases HFI, net[3]	82,684	81,997	687	1 %
Other assets[4]	10,316	10,541	(225)	(2)%
Total assets	$ 118,796	$ 123,706	$ (4,910)	(4)%
Total deposits	$ 88,497	$ 84,800	$ 3,697	4 %
Total borrowed funds	16,412	21,360	(4,948)	(23)%
Other liabilities	2,827	6,764	(3,937)	(58)%
Total liabilities	$ 107,736	$ 112,924	$ (5,188)	(5)%
Total Stockholders' equity	$ 11,060	$ 10,782	$ 278	3 %
Total liabilities and stockholders' equity	$ 118,796	$ 123,706	$ (4,910)	(4)%
Tangible book value per common share[5]	$ 10.29	$ 9.86	$ 0.43	4 %

1. Measured vs. the prior quarter
2. Securities include debt securities available-for-sale and equity investments with readily determinable fair values, at fair value.
3. Net of ACL
4. Other assets include MSR, FHLB stock, Premises and equipment, right-of-use assets, goodwill and intangibles, and BOLI.
5. References a non-GAAP number, please see reconciliations on page 28

Observations

Interest-earning assets

- HFI loans, net of ACL, grew $0.7 billion, or 1%, from the prior quarter
- Loans held for sale increased $0.9 billion, or 68%, driven by seasonally higher mortgage originations
- Cash balances decreased $6.4 billion, or 29%, reflecting actions taken to reduce wholesale borrowings and brokered deposits

Interest and non-interest bearing liabilities

- Total deposits increased $3.7 billion, or 4%, from the prior quarter, primarily due to higher custodial deposits associated with the Signature transaction

Equity

- Tangible book value per share increased $0.43, or 4%, to $10.29 reflecting strong capital generation

2nd Quarter 2023 5

62nd Quarter 2023 Deposits and loans • Highlights – Deposits generated through retail and commercial channels – Non-interest bearing deposits at 33% of total deposits. Excluding $5.9 billion of custodial deposits related to the Signature transaction, non-interest bearing deposits as a percent of total deposits increased to 29% at June 30, 2023 from 27% at March 31, 2023. Total Deposits $88.5 billion Total Loans HFI $83.3 billion • Largest category of earning assets consists of loans held-for-investment which equaled $83.3 billion during 2Q23 – Commercial loans represent 44% of total HFI portfolio, consistent with prior quarter. – Majority of commercial loans are variable rate loans, including mortgage warehouse and specialty finance. • Disciplined client selection and underwriting Interest-Bearing Checking 22% MMA 14% Savings 11% CDs 20% Non-Interest-Bearing 33% Multi-family 45.4% CRE 12.7% 1-4 family 7.1% AD&C 3.0% Warehouse lending 7.2% C&I 21.4% Other 3.1%

72nd Quarter 2023 Deposits by segment and uninsured Deposits by Segment Uninsured Deposits Community Banking 3.7% Custodial 11.7% Digital & BaaS 10.0% Premier Banking 2.5% Private Client Group 29.9% Retail Banking 30.3% Wholesale 6.4% Other 5.6% Insured 57.2% Uninsured 35.1% Uninsured - Collateralized Deposits 1.0% Uninsured Signature Custodial Deposits 6.7%

82nd Quarter 2023 Deposit flow analysis $84,854 $88,497$5,946 03/31/2023 Signature Flagstar/NYCB Signature Custodials 6/30/203 -$1,412 -$891 Key Observations • -$1.4B Signature: Primarily due to runoff of higher cost brokered deposits (-$1.1B) and CDs (-$0.3B), partially offset by higher demand deposits (+$0.3B) • -$0.9B Flagstar/NYCB: Primarily due to runoff of higher cost brokered CDs (-$0.5B) and lower consumer banking deposits, partially offset by seasonally higher mortgage banking custodial deposits • +$5.9 Signature Custodials: Custodial deposits associated with the Signature transaction

92nd Quarter 2023 Asset quality metrics Ratio NYCB S&P US BMI Banks Index Peers At June 30, 2023 At March 31, 2023 At March 31, 2023 NCOs/Average Loans 0.00% 0.11% 0.18% Cumulative losses (a) 107 bp 2,436 bp 1,368 bp NPAs/Total Assets 0.21% 0.34% 0.51% NPLs/Total Loans 0.28% 0.50% 0.75% ALLL/NPLs 255% 348% 213% → Our asset quality metrics compare very favorably to both the S&P U.S. BMI Banks Index and our regional bank peers. (a) Since our IPO in 1993 and excludes taxi medallion-related net charge-offs.

102nd Quarter 2023 Regulatory capital Ratio NYCB Peers At June 30, 2023 At March 31, 2023 Total Risk-Based Capital 11.94% 12.87% Tier 1 Risk-Based Capital 10.16 10.91 Common Equity Tier 1 9.58 9.93 Tier 1 Leverage 7.37 9.36 → • We remain well capitalized and well above the minimum thresholds for all applicable ratios • Our ratios increased as compared to the prior quarter primarily due to the impact of our strong earnings

112nd Quarter 2023 (a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. (b) Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Our non-performing loans at 12/31/16, 12/31/17, 12/31/18, 12/31/19, 12/31/20, 12/31/21, and 12/31/22 exclude taxi medallion-related loans. Credit quality Non-Performing Loans /Total Loans 0.78% 0.84% 0.55% 0.42% 0.19% 0.25% 0.33% 0.30% 0.33% 0.21% 0.16% 0.11% 0.11% 0.51% 2.47% 2.63% 1.28% 0.96% 0.35% 0.23% 0.13% 0.11% 0.07% 0.03% 0.07% 0.04% 0.06% 0.20% 0.28% 1.06% 0.85% 0.70% 0.63% 0.64% 0.83% 1.06% 1.11% 0.80% 0.52% 0.43% 0.60% 1.23% 2.36% 4.79% 4.69% 4.14% 3.57% 2.90% 2.26% 1.80% 1.61% 1.36% 0.85% 0.81% 0.95% 0.69% 0.52% 0.50% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q2 2023 Average NPLs/Total Loans NYCB: 0.45% S&P U.S. BMI Banks Index: 1.53% (a)(b) (a) Our asset quality over various credit cycles has consistently been better than our industry peers

122nd Quarter 2023 Credit quality 1. Refer to slide 28 for list of peers 2. Source: Company disclosures, peers results as of 6/30/2023, except for peers 8 and 10 which are as of 3/31/2023 NPAs/Total Assets 0.19% 0.21% 0.21% 0.24% 0.30% 0.30% 0.32% 0.33% 0.38% 0.39% 0.41% 0.43% 0.54% 1.19% Peer 1 NYCB Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Non-performing assets (NPAs) as a percent of total assets ranked in the top quartile compared to industry peers(1) reflecting disciplined client selection and underwriting (2) Peer Median: 0.33%

132nd Quarter 2023 Credit quality (a) The calculation of our net charge-offs to average loans excludes taxi medallion-related charge-offs of $59.6 million, $12.8 million, $10.2 million, $11.9 million, and $2 million, for 2017, 2018, 2019, 2020, 2021, and a $(6) million net recovery for 4Q22, respectively. Net Charge-Offs/Average Loans 0.01% 0.00% -0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.03% 0.13% 0.21% 0.35% 0.13% 0.05% 0.01% -0.02% 0.00% 0.00% 0.01% 0.02% 0.02% -0.01% 0.01% 0.00% 0.48% 0.58% 0.60% 0.59% 0.56% 0.59% 0.85% 0.96% 0.77% 0.57% 0.50% 0.48% 0.68% 1.63% 2.84% 2.89% 1.77% 1.24% 0.76% 0.53% 0.46% 0.47% 0.48% 0.35% 0.40% 0.42% 0.09% 0.11% 0.11% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q2 2023 Cumulative Total NYCB: 107 bp S&P U.S. BMI Banks Index: 2,436 bp Our current and historical net charge-offs demonstrate non-performing loans result in low levels of actual losses.

142nd Quarter 2023 Community banking • Flagstar Bank, N.A. is a leading regional bank with a balanced, diversified lending platform • Second-largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City • Second largest mortgage warehouse lender nationally based on total commitments. Mortgage origination and servicing • 8th largest bank originator of residential mortgages ($15.1 year-to- date June 30, 2023)(1) • 5th largest sub-servicer of mortgage loans nationwide, servicing 1.6 million loans as of June 30, 2023 Commercial and private banking • 127 private client banking teams with offices in 10 cities • 92 in the Northeast and 35 on the West Coast • High touch single-point-of-contact model Company overview l 436 Branches 1. Includes historical Flagstar originations prior to the business combination

Expanding Private Banking capabilities

Overview

- Leveraged market disruption to add six high-quality private client banking teams in California and NYC
- Strong cultural fit with entrepreneurial team-based approach supporting single-point-of-contact model
- Value creation drivers:
  - Experienced deposit gatherers (high % of DDA mix)
  - Cross sell mortgage portfolio at low LTVs
  - Opportunity to grow Flagstar Advisors with private wealth management services, leading to consistent generation of fee income

Guiding principles

- Entrepreneurial, team-based culture
- Deliver through client-centric model to mass affluent, high net worth and commercial clients focused on exceptional service executed through single-point-of-contact model
- Disciplined credit risk management approach aligned with risk appetite

Performance outlook

- **Breakeven < one year | Earn back period ~18 months**
- **Growth projections by end of year three:**

  ~$4.1 billion deposits ($2 billion in DDA)
  ~$2.2 billion in loans
  ~$1.6 billion in private wealth AUMs

2nd Quarter 2023 15

162nd Quarter 2023 Total HFI Loans: $83.3 billion Loan portfolio • Majority of portfolio focused on low-risk multi-family loans on non-luxury, rent- regulated buildings - Market leader in this asset class having developed strong expertise and industry relationships over the last five decades • Average Q2 2023 yield on loan portfolio: 5.55% • Low risk credit culture and business strategy has resulted in superior asset quality through past cycles • Since 1993 losses have aggregated 13 bp on MF and 10 bp on CRE * Highlights: * Of aggregate originations Loans at 06/30/23 Multi-Family 45.4% CRE 12.7% ADC 3.0% C&I 28.7% 1-4 Family 7.1% Other 3.1%

172nd Quarter 2023 Multi-Family Portfolio Statistics for the three months ended June 30, 2023 • We are a leading indirect multi-family, rent regulated lender in the New York Metro Region. Multi-family loans have been our primary lending focus for the past five decades • 46% of loans held-for-investment • Majority of loans are in New York City • Weighted average LTV: 60.84%, overall Originations: $6,622 $5,982 $8,711 $8,256 $8,387 $217 Net Charge-Offs (Recoveries): $0 $1 $(1) $1 $1 $0 Multi-Family portfolio Multi-Family Loan Portfolio (in millions) $29,904 $31,182 $32,261 $34,628 $38,130 $37,831 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 6/30/23

182nd Quarter 2023 • Diversified property types which are primarily income- producing in the normal course of business • For additional information on Office, see slide 18 • For additional information on Homebuilder see slide 19 Commercial Real Estate and ADC ($bn) Commercial real estate & ADC Portfolio Characteristics State Breakdown (by collateral location) Property Breakdown Collateral Type NBV Office $3.4 Retail 2.1 Owner-occupied Signature 1.9 Homebuilder 1.5 ADC 1.0 Industrial 0.8 Other 2.4 Total CRE & ADC $13.1 New York 37.3% Michigan 9.1% New Jersey 5.0% Florida 4.1% Texas 2.6% Pennsylvania 2.5% Ohio 1.8% All other states 37.6% Office 26% Retail 16% Homebuilder 11% Industrial 6% ADC 7% Other 18% Owner-occupied Signature 14%

192nd Quarter 2023 Office portfolio characteristics Portfolio Profile Portfolio by location Manhattan 55% Queens; 7% PA; 5% NJ; 5% MI; 5% Nassau County-NY; 4% DC; 3% Suffolk County-NY; 3% Other; 13% UPB by option/contractual maturity year ($MM) $248 $429 $502 $826 $690 $337 $280 $50 2023 2024 2025 2026 2027 2028 2029 2030+ Total Portfolio: $3.4 billion Percent of Portfolio Multi-tenanted: 90% Percent Medical Office: 16% Weighted Average DSCR: 1.7x Weighted Average LTV: 56% Average Balance: $11 million Average Balance without Manhattan: $6 million Weighted Average Coupon: 4.68% Highlights • Sponsor led approach • Continue to perform enhanced monitoring on the portfolio • No nonperforming loans or recent charge-offs • 39% of office exposure has been reappraised in 2022 - 2023 • 15.5% rated special mention or substandard

202nd Quarter 2023 Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We do business with approximately 70 percent of the top 100 builders nationwide Home builder finance footprint Overview Housing supply remains tight 1. Includes loans classified as commercial real estate and commercial & industrial. $3,774 $4,107 $4,736 $1,687 $1,808 $1,961 $2,087 $2,299 $2,775 Unpaid principal balance Unused 12/31/2022 03/31/23 06/30/23 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 9/30/22) Homebuilder Finance

212nd Quarter 2023 Commercial & Industrial ($bn) Commercial and industrial portfolio Industry Breakdown NBV Flagstar Financial $6.7 Warehouse 6.0 Specialty Finance 4.8 MSR 1.7 Financial & Insurance 1.4 Other 3.3 Total C&I $23.9 Flagstar Financial 28% Warehouse 25% Specialty Finance 20% MSR 7% Financial & Insurance 6% Other 14% 1 For additional information on Warehouse, see slide 22

222nd Quarter 2023 Warehouse loan commitments ($bn) Warehouse lending Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance Report published on April 2023 with balances as of 3/31/2023. ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Net charge-offs and Collateral Breakdown 6 bps annual loss rate since 2006 $11.5 $12.6 $11.2 $3.5 $5.4 $6.0 $8.0 $7.2 $5.1 Outstanding Commitments Unfunded Commitments 12/31/2022 03/31/23 06/30/23 3/31/2023 Rank Institution Total Share 1 JPMorgan Chase $ 19,000 18% 2 New York Community Bancorp 11,477 11% 3 Merchants Bank 7,800 8% 4 First Horizon 6,893 7% 5 TIAA FSB 6,400 6% 6 Truist Bank 5,600 5% 7 Western Alliance Bank 4,849 5% 8 Texas Capital 4,060 4% 9 Customers Bank 3,600 3% 10 M&T 2,800 3 % Top 10 $ 72,479 70% ● Loans are fully collateralized by mortgage loans being funded which are paid off once the loan is sold ● Historical net charge-offs on this portfolio prior to acquisition have been zero for the past 9 years Collateral Breakdown Agency & Conventional 47.2% Government 29.5% Jumbo 0.5% Non-QM 22.8% Warehouse - $6.0 billion (06/30/23)

Appendix

242nd Quarter 2023 Securities and funding composition • 2.35% cost of funds including non-interest bearing deposits • Significant capacity given eligibility of multi-family loans Total Funding: $104.9 billion • Entire portfolio is available for sale • Consists primarily of GSE-related securities • Overall average yield is 4.18% • 15% are variable rate Total Securities: $7.8 billion SECURITIES at 06/30/23 GSE Certificates 16% GSE CMOs 46% GSE Debentures 21% ABS 4% Corporates 10% Capital Trust Notes 1% Non-Agency CMO 2% FUNDING at 06/30/23 FHLB 15% CD 17% Savings 9% Interest-Bearing Checking & MMA 29% Non-Interest Bearing 28% Other 1%

252nd Quarter 2023 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose ($bn) Mortgage banking $5 $20 $25 0.56% 0.76% 0.56% Gain on loan sale ($mm) Gain on sale margin (HFS) December 2022 1Q23 2Q23 $0.7 $2.6 $4.5 0.2 0.7 1.00.4 1.0 2.3 0.1 0.5 0.8 0.4 0.3 Correspondent Bulk Broker Retail December 2022 1Q23 2Q23 $1.4 $2.6 $4.2 0.7 1.6 2.8 0.4 0.4 0.4 0.3 0.6 1.0 Conventional Jumbo Government December 2022 1Q23 2Q23 $1.4 $2.6 $4.2 $1.2 $2.3 $3.7 $0.2 $0.3 $0.5 Purchase originations Refinance originations December 2022 1Q23 2Q23 Retail Mix % 82% 85% 89% 17% 17% 8% Purchase Mix %

262nd Quarter 2023 154 7 35 Servicing portfolio MSR portfolio characteristics (% UPB) MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) By Vintage 2023 5% 2022 24% 2021 31% 2020 23% 2020 & prior 17% By Investor Freddie 24% Fannie 58% GNMA 18% Private 1% Measure ($mm) 12/31/2022 03/31/2023 06/30/2023 Unpaid principal balance $71,340 $72,594 $73,551 Fair value of MSR $1,033 $1,034 $1,031 Capitalized rate (% of UPB) 1.45% 1.42% 1.40 % Note rate 3.69% 3.78% 3.87 % Service fee 0.31% 0.31% 0.31 % Average Measure ($000) UPB per loan $253 $253 $253 FICO 740 740 739 Loan to value 70.66% 69.54% 69.47% ($mm) 03/31/2023 06/30/2023 Servicing fees, ancilliary income, and late fees $ 56 $ 54 Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (17) (36) Changes in estimates of fair value due to interest rate risk (19) 40 Gain on MSR derivatives 3 (35) Net transaction costs (1) 2 Net return on the MSR $ 22 $ 25 MSR asset $ 1,033 $ 1,031 Net return on the MSR 8.54% 9.73 % Quarter-end loans serviced (000’s) 1,388 1,453 1,638 283 288 292 1,038 1,095 1,274 Serviced for Others Subserviced for Others Flagstar Loans HFI 12/31/2022 3/31/2023 6/30/2023

27 Guidance(1) 1. See cautionary statements on slide 2. Provision for Credit Losses • Q3-23 NIM estimated to be between 2.95% to 3.05% Non-interest income • Q3-23 Gain on Sale revenue of $20 million to $24 million • Net return on MSR is 8 - 10% • Loan administration income estimated at $15 million Non-interest expense • Full-year 2023 range of $2.0 billion to $2.1 billion, excluding merger-related expenses and intangible amortization. 2023 Guidance • Approximately 23%Tax Rate Net interest margin • Provision for credit losses will be impacted by loan growth, charge-offs and the impact from changing macroeconomic conditions

282nd Quarter 2023 Peer group Peer Ticker Citizens Financial CFG Comerica CMA Fifth Third Bancorp FITB First Citizens Bancshares FCNC.A First Horizon Corporation FHN Huntington Bancshares Incorporated HBAN KeyCorp KEY M&T Bank Corporation MTB Regions Financial Corporation RF Synovus Financial Corporation SNV Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Zions Bancorporation ZION

292nd Quarter 2023 Adjusted net income and diluted earnings per share Three Months Ended June 30, 2023 Three Months Ended March 31, 2023 Three Months Ended June 30, 2022 Net income - GAAP $ 413 $ 2,006 $ 171 Merger-related and restructuring expenses, net of tax (1) 81 50 3 Bargain purchase gain (141) (2,001) — Initial provision for credit losses, net of tax — 97 — Provision for bond related credit losses, net of tax — 15 — Net income, as adjusted - non-GAAP $ 353 $ 167 $ 174 Preferred stock dividends 8 8 8 Net income available to common stockholders, as adjusted - non-GAAP $ 345 $ 159 $ 166 Diluted earnings per common share - GAAP $ 0.55 $ 2.87 $ 0.34 Diluted earnings per common share, as adjusted - non-GAAP $ 0.47 $ 0.23 $ 0.35 Shares used for diluted common EPS computation 723,726,994 688,271,611 466,800,072 Reconciliations of GAAP and non-GAAP measures $mm (1) Certain merger-related items are not taxable or deductible.

302nd Quarter 2023 Reconciliations of GAAP and non-GAAP measures $mm Non-GAAP Ratio Reconciliations Three months ended June 30, 2023 Three months ended March 31, 2023 Three months ended June 30, 2022 Total Stockholders’ Equity $ 11,060 $ 10,782 $ 6,824 Less: Goodwill and other intangible assets (3,123) (3,160) (2,426) Preferred stock (503) (503) (503) Tangible common stockholders’ equity $ 7,434 $ 7,119 $ 3,895 Total Assets $ 118,796 $ 123,706 $ 63,093 Less: Goodwill and other intangible assets (3,123) (3,160) (2,426) Tangible Assets $ 115,673 $ 120,546 $ 60,667 Average common stockholders’ equity $ 10,387 $ 8,670 $ 6,398 Less: Average goodwill and other intangible assets (3,149) (2,698) (2,426) Average tangible common stockholders’ equity $ 7,238 $ 5,972 $ 3,972 Average Assets $ 121,273 $ 94,530 $ 61,988 Less: Average goodwill and other intangible assets (3,149) (2,698) (2,426) Average tangible assets $ 118,124 $ 91,832 $ 59,562 Common shares outstanding 722,475,755 722,150,297 466,243,078 GAAP MEASURES: Return on average assets 1.36% 8.49% 1.10 % Return on average common stockholders' equity 15.58% 92.18% 10.18 % Book value per common share $ 14.61 $ 14.23 $ 13.56 Common stockholders’ equity to total assets 8.89% 8.31% 10.02 % NON-GAAP MEASURES: Return on average tangible assets 1.19% 0.73% 1.17 % Return on average tangible common stockholders’ equity 19.05% 10.63% 16.73 % Tangible book value per common share $10.29 $9.86 $8.35 Tangible common stockholders’ equity to tangible assets 6.43% 5.91% 6.42%

312nd Quarter 2023 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 102 Duffy Avenue Hicksville, NY 11801 For more information